   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1997
                                                       REGISTRATION NO. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                 --------------

                       FLORIDA PANTHERS HOLDINGS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                   FLORIDA                             65-0676005
       -------------------------------              -----------------
       (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)

100 NORTHEAST THIRD AVENUE, SECOND FLOOR, FORT LAUDERDALE, FLORIDA      33301
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


                           1996 STOCK OPTION PLAN
                          ------------------------
                          (Full Title of the Plan)

                              STEVEN M. DAURIA
                 VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       FLORIDA PANTHERS HOLDINGS, INC.
                  100 NORTHEAST THIRD AVENUE, SECOND FLOOR
                       FORT LAUDERDALE, FLORIDA 33301
                   ---------------------------------------
                   (Name and address of agent for service)

                               (954) 768-1900
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                          ------------------------

                      COPIES OF ALL COMMUNICATIONS TO:
                           STEPHEN K. RODDENBERRY
                     AKERMAN, SENTERFITT & EIDSON, P.A.
                        SUNTRUST INTERNATIONAL CENTER
                       ONE S.E. 3RD AVENUE, 28TH FLOOR
                          MIAMI, FLORIDA 33131-1704
                               (305) 374-5600

                       CALCULATION OF REGISTRATION FEE


                                                                                 PROPOSED MAXIMUM
         TITLE OF                AMOUNT TO             PROPOSED MAXIMUM         AGGREGATE OFFERING     AMOUNT OF
 SECURITIES TO BE REGISTERED  BE REGISTERED (1)    OFFERING PRICE PER SHARE       PRICE (2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

 Common Stock, par value
 $.01 per share (3)            2,600,000 shares             $25.75(2)              $66,950,000         $20,085

(1) This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3) Represents shares issuable upon the exercise of options granted and/or to be granted under the Registrant's 1996 Stock Option Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



         The document(s) containing the information specified in Part I of Form S-8, which have been incorporated by reference into this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, will be made available to participants in the Florida Panthers Holdings, Inc. 1996 Stock Option Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                         (Not Required in Prospectus)


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement on Form S-8:

         a. The Final Prospectus dated November 13, 1996 contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-12191).

         b. The Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on September 26, 1996, and any amendment or report filed with the Commission for the purpose of updating such description, under the Exchange Act.

         c. The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1996 and December 31, 1996.

         d. The Registrant's Current Reports on Form 8-K dated December 23, 1996, February 18, 1997, February 18, 1997 and February 25, 1997.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission.

ITEM 4.          DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.          INTEREST OF NAMED EXPERTS AND COUNSEL

         Certain attorneys at Akerman, Senterfitt & Eidson, P.A., the Registrant's legal counsel, purchased shares of Class A Common Stock in the Registrant's Concurrent Offering and Initial Public Offering, each of which closed on November 18, 1996.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Registrant, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.0850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under section 607.0850.

         Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

         Articles and Bylaws.

         The Registrant's Articles of Incorporation and the Registrant's Bylaws provide that the Registrant shall, to the fullest extent permitted by law, indemnify all directors of the Registrant, as well as any officers or employees of the Registrant to whom the Registrant has agreed to grant indemnification.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.         EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

                EXHIBIT
                 NUMBER
                 ------
                   5.1        --  Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder

                  10.1        --  Florida Panthers Holdings, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on
                                  Form S-1 (Regis. No. 333-12191))

                  23.1        --  Consent of Arthur Andersen LLP

                  23.2        --  Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as
                                  Exhibit 5.1)

                  24.1        --  Powers of Attorney -- included as part of the signature page hereto


ITEM 9.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A.      (1)      To file, during any period in which offers or sales
         are being made, a post-effective amendment to this Registration
         Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Florida Panthers Holdings, Inc. (the "Registrant") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 3rd day of March, 1997.


                                        FLORIDA PANTHERS HOLDINGS, INC.


                                        By:  /s/ Steven M. Dauria
                                           -------------------------------------
                                             Steven M. Dauria
                                             Vice President and
                                             Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard H. Evans and Steven M. Dauria as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities on the date indicated.



SIGNATURE                                   TITLE                                        DATE
---------                                   -----                                        ----
/s/ H. Wayne Huizenga                       Chairman of the Board (principal        March 3, 1997
--------------------------------            executive officer)
H. Wayne Huizenga


/s/ Richard H. Evans                        President and Director                  March 3, 1997
--------------------------------
Richard H. Evans

/s/ William A. Torrey                       President of Florida Panthers           March 3, 1997
--------------------------------            Hockey Club, Inc. and Director
William A. Torrey

/s/ Steven M. Dauria                        Vice President and                      March 3, 1997
--------------------------------            Chief Financial Officer (principal
Steven M. Dauria                            financial and accounting officer)

                                            Director                                March 3, 1997
--------------------------------
Steven R. Berrard

/s/ Harris W. Hudson                        Director                                March 3, 1997
--------------------------------
Harris W. Hudson

/s/ George D. Johnson, Jr.                  Director                                March 3, 1997
--------------------------------
George D. Johnson, Jr.

                                            Director                                March 3, 1997
--------------------------------
Richard C. Rochon

                                EXHIBIT INDEX

            EXHIBIT NUMBER         DESCRIPTION
            --------------         -----------
             5.1             --    Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder

            10.1             --    Florida Panthers Holdings, Inc. 1996 Stock Option Plan
                                   (incorporated by reference to Exhibit 10.10 of the Registrant's
                                   Registration Statement on Form S-1 Regis. No. 333-12191))

            23.1             --    Consent of Arthur Andersen LLP

            23.2             --    Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1)

            24.1             --    Powers of Attorney -- included as part of the signature page hereto